UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

April 27, 2017

Date of Report (Date of earliest event reported)

XERIUM TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32498	42-1558674
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

14101 Capital Boulevard, Youngsville, NC 27596

(Address of principal executive offices)

(919) 526-1400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 2.02.	Results of Operations and Financial Condition.

On May 1, 2017, Xerium Technologies, Inc. (the “Company”) issued a press release announcing its financial results for the quarter ended March 31, 2017. A copy of the press release is furnished as Exhibit 99.1 to this Current Report.

The information contained in Item 2.02 of this Current Report, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. Furthermore, the information in Item 2.02 of this Current Report, including Exhibit 99.1, shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 regardless of any general incorporation language in such filings.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 27, 2017, the Company’s Board of Directors (the “Board”) removed Harold Bevis from his role as President and Chief Executive Officer of the Company. On April 28, 2017, the Board appointed Mark Staton as President and Chief Executive Officer of the Company, effective immediately. Mr. Staton was also appointed to the Board, replacing Mr. Bevis.

Mr. Staton, age 57, joins the Company with over 35 years of experience in the consumer packaging industry, including almost two decades as an international CEO and business leader. Most recently, from April 2014 to December 2016, Mr. Staton served as Executive Chairman of Hoffmaster Group, Inc., an industry leader in manufacturing premium table top décor for retail and food service markets. Previously, from May 2012 to January 2014, Mr. Staton served as CEO of PaperWorks Industries, Inc., a North American integrated manufacturer of Coated Recycled paperboard and folding cartons. In addition, Mr. Staton previously served as the CEO of D&W Finepack, Inc., a premier value added disposable foodservice packaging supplier, from April 2011 to June 2012; Associated Packaging Technologies, Inc., the largest independent company specializing in complete product materials and solutions for the frozen foods industry, from April 2004 until June 2010; and Huhtamaki Americas, Inc., an industry leader in both the rigid consumer packaging markets, as well as a leader in branded single use disposable packaging in both retail and foodservice markets, from July 1998 to June 2004. Mr. Staton is a graduate of the University of the West of England with honors in Business Studies. Mr. Staton served as a board member of the American Forest and Paper Association from January 2013 until January 2014 and continues to serve on the board of Hoffmaster Group, Inc.

In connection with his election as President and Chief Executive Officer, the Company entered into an employment agreement with Mr. Staton (the “Employment Agreement”), which has an initial term of three (3) years and automatically renews for successive one (1) year periods unless notice of non-renewal is delivered by either party at least sixty (60) days prior to the expiration of the applicable term, subject to earlier termination as described below.

Under the terms of the Employment Agreement, Mr. Staton will receive an annual base salary of $625,000 and will be eligible for an annual performance-based bonus with a target award amount equal to 100% of his base salary. Mr. Staton is also entitled to receive a one-time signing bonus in an amount equal to $125,000, certain benefits in connection with his relocation, an $800 monthly automobile allowance and use of a Company-owned country club membership. The Employment Agreement also provides Mr. Staton with participation in the Company’s annual long-term incentive award program for 2017, with a target award level of $500,000, and a special equity incentive opportunity to receive an additional award of up to 600,000 shares of the Company’s common stock if the Company’s stock price attains certain levels within certain time periods as set forth in the Employment Agreement, subject to his continued employment with the Company (the “Special Incentive Opportunity”).

If the Company terminates Mr. Staton’s employment without cause or he resigns for good reason, Mr. Staton will be entitled to receive as severance payments and benefits (in addition to any earned but unpaid base salary, accrued but unused vacation, unreimbursed business expenses and vested benefits pursuant to the terms of the Company’s benefit plans and programs) (i) cash severance payments equal to 1.5 times his annual base salary, (ii) a pro-rated portion of the annual bonus he would have received for the year of termination, based upon actual performance for such year and paid at the same time annual bonuses are generally paid to the Company’s senior executives, (iii) his prior year’s earned but unpaid bonus, (iv) any shares earned with respect to the Special Incentive Opportunity within the six month period after his date of termination, (v) outplacement services and financial planning assistance, and (vi) if he elects to continue participating in the Company’s healthcare plans pursuant to COBRA, payment of his COBRA premiums for a period of up to eighteen (18) months following the date of termination. In addition, Mr. Staton’s unvested equity awards would vest solely to the extent provided for under the terms of the applicable award agreements governing such awards. If Mr. Staton’s termination without cause or resignation for good reason occurs within twenty-four months following a change in control of the Company, Mr. Staton’s cash severance payment would be two times his annual base salary (instead of 1.5 times).

Mr. Staton’s receipt of any severance payments or benefits under the Employment Agreement is generally contingent upon his entering into a customary separation and release agreement with the Company. The Employment Agreement also contains restrictive covenants pursuant to which Mr. Staton has agreed not to compete with the Company or solicit the Company’s customers or employees for eighteen (18) months following his termination of employment for any reason. In addition, the Employment Agreement provides that any payments received by Mr. Staton under the agreement or otherwise which would be subject to excise taxes under Section 4999 of the Internal Revenue Code will be reduced to the extent necessary so that no portion of any such payments will be subject to the excise taxes if such reduction would result in Mr. Staton receiving greater net after tax payments.

The foregoing description of the Employment Agreement does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Also, on April 27, 2017, the Board increased the size of the Board to eight directors and appointed Mitchell Quain as a director to fill the newly created vacancy. The Board has not yet appointed Mr. Quain to serve on any committees. Mr. Quain will receive the same fees for his service as the Company’s other independent directors.

The Company’s press release announcing the appointment of Mr. Staton as President and Chief Executive Officer and the appointment of Mr. Quain as a director is filed as Exhibit 99.2 to this Current Report.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement with Mark Staton

99.1	Xerium Technologies, Inc. Earnings Release for the quarter ended March 31, 2017

99.2	Xerium Technologies, Inc. Press Release dated May 1, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XERIUM TECHNOLOGIES, INC.

Date: May 1, 2017	By:	/s/ Phillip Kennedy
	Name:	Phillip Kennedy
	Title:	Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement with Mark Staton

99.1	Xerium Technologies, Inc. Earnings Release for the quarter ended March 31, 2017

99.2	Xerium Technologies, Inc. Press Release dated May 1, 2017